Exhibit 99.1

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives Sample Orders for LED Lighting Equipment Components

Wuxi, Jiangsu Province, China – August 22, 2011 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily for the wind power industry as well as solar and other industries, today announced that the Company has received a sample order from an international customer to supply a chamber which is a key component for Sapphire Growth System used in the manufacture of LED general lighting applications.

Cleantech Solutions expects to deliver the sample order to its customer for inspection and approval in September 2011. Following approval, the Company expects its customer to place orders for additional chambers and other components of Sapphire Growth System.

The general LED lighting market represents the largest segment of the LED industry as governments worldwide are mandating the transition from fluorescent and incandescent lighting in consumer, commercial, and residential applications to LED lighting, which is more energy efficient, has a longer life and reduces overall consumption.  Based on a research report from McKinsey & Company, the worldwide LED general lighting market is expected to see fast growth in penetration over the coming years, representing a $126 billion market by 2020.

“We are excited by this opportunity to meet the growing demand for high-quality and competitively priced components used in the manufacture of LED general lighting applications,” commented Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We are encouraged by the initial sample order and confident in our ability to leverage our fabrication and welding expertise to expand into this exciting new area of clean technology, which presents an attractive opportunity. We believe that LED products, which consume significantly less energy than standard lighting, are in line with our goal of providing clean energy solutions.”

About Cleantech Solutions International

Cleantech Solutions supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.  For more information visit our website at http://www.cleantechsolutionsinternational.com. Information contained on our website and any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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